Exhibit 99.2

F&G Annuities & Life, Inc. (“F&G”) - An Operating Segment of Fidelity National Financial, Inc. (NYSE:FNF)
Financial Supplement
December 31, 2021
(Year Ended December 31)

The financial statements and financial exhibits included herein are unaudited. F&G is an operating segment of FNF ("the Company") and these financial statements and exhibits should be read in conjunction with the Company's periodic reports on Form 10-K, Form 10-Q and Form 8-K.

F&G (formerly NYSE:FG) was acquired by FNF (the "Business Combination") on June 1, 2020 ("Closing Date"). As a result of the Business Combination, F&G delisted from the NYSE and became a subsidiary of FNF.

All dollar amounts are presented in millions.

Non-GAAP Financial Measures

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this document includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, the Company believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided within.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

Consolidated Financial Highlights

	Three months ended					Year ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021

Select Income Statement Data:
Net earnings attributable to common shareholders	121	373	82	289	137	865

Adjusted net earnings attributable to common shareholders (a)	90	101	92	78	128	361

Select Metrics:
Average assets under management ("AAUM") (a)	35,699	32,692	30,423	29,016	27,864	31,938

Assets under management ("AUM") (a)	36,494	34,665	31,760	29,700	28,553	36,494

Net investment spread (a)	2.89%	2.85%	2.95%	2.55%	2.55%	2.81%

Adjusted return on assets (a) (b)	1.13%	1.18%	1.14%	1.08%	1.47%	1.13%

(a) Refer to "Non-GAAP Financial Measures Definitions"
(b) Adjusted return on assets is calculated on a year to date ("YTD") basis. As a result of the Business Combination, the amount presented for December 31, 2020 reflects the 7 month YTD period.

Sales Results by Product

The table below provides a summary of sales, which are not affected by the June 1, 2020 Business Combination, and are comparable to prior period data.

	Three months ended						Year ended	Year ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020		December 31, 2021	December 31, 2020

Sales (a)
Fixed indexed annuities (FIA)	1,055	1,073	1,135	1,047	947		4,310	3,459
Fixed rate annuities (MYGA)	301	458	512	467	362		1,738	776
Total annuity	1,356	1,531	1,647	1,514	1,309		6,048	4,235
Indexed universal life (IUL)	28	24	20	15	13		87	50
Funding agreements (FABN/FHLB)	35	1,150	1,000	125	100		2,310	200
Pension risk transfer (PRT)	776	371	—	—	—		1,147	—
Flow reinsurance	—	—	—	—	37	—	—	352
Total Sales	$2,195	$3,076	$2,667	$1,654	$1,459		$9,592	$4,837
(a) Refer to "Non-GAAP Financial Measures Definitions"

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

Condensed Consolidated Balance Sheets

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Assets
Investments:
Fixed maturity securities available for sale, at fair value, net of allowance for credit losses of $8 at December 31, 2021	$29,962	$28,550	$27,616	$25,768	$25,499
Preferred securities, at fair value	1,028	870	882	908	965
Equity securities, at fair value	143	156	176	141	82
Derivative investments	816	581	691	542	548
Mortgage loans, net of allowance for credit losses of $31 at December 31, 2021	3,749	3,484	2,794	2,374	2,031
Investments in unconsolidated affiliates (a)	2,350	2,022	1,667	1,281	1,156
Other long-term investments	489	454	448	447	449
Short-term investments	373	258	356	72	456
Total investments	$38,910	$36,375	$34,630	$31,533	$31,186
Cash and cash equivalents	1,533	2,320	1,016	995	889
Trade and notes receivables	3	11	11	11	10
Reinsurance recoverable, net of allowance for credit losses of $20 at December 31, 2021 (a)	3,610	3,492	3,297	3,404	3,174
Goodwill (a)	1,756	1,756	1,756	1,751	1,751
Prepaid expenses and other assets	613	662	415	470	413
Lease assets	8	8	8	8	8
Other intangible assets, net (a)	2,234	2,086	2,060	2,061	1,918
Property and equipment, net	13	13	13	13	11
Income taxes receivable	50	—	—	—	15
Deferred tax asset (a)	—	—	51	130	44
Assets of discontinued operations	—	—	—	311	327
Total assets	$48,730	$46,723	$43,257	$40,687	$39,746
(a) These line items included adjustments that were recorded during the remeasurement period subsequent to the June 1, 2020 acquisition. The following adjustments were recorded as of the opening balance sheet at June 1, 2020 during the quarter ending December 31, 2020: Goodwill, $20, Other intangible assets, net, ($56), Reinsurance recoverable, $47, and Deferred tax asset, $10. The following adjustments were recorded as of the opening balance sheet at June 1, 2020 during the quarter ending June 30, 2021: Reinsurance recoverable, ($289), Goodwill, $5, Other intangible assets, net, $61, and Deferred tax asset, $1.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

Condensed Consolidated Balance Sheets (continued)
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Liabilities and Shareholders' Equity
Contractholder funds (b)	$35,525	$33,988	$32,166	$29,592	$28,718
Future policy benefits (b)	4,732	3,985	3,670	3,959	4,010
Accounts payable and accrued liabilities (b)	1,297	1,670	1,276	1,368	1,174
Income taxes payable	—	3	17	5	—
Deferred tax liability	24	9	—	—	—
Notes payable	977	979	589	589	589
Funds withheld for reinsurance liabilities	1,676	1,508	1,271	1,026	806
Lease liabilities	14	14	14	14	14
Liabilities of discontinued operations	—	—	—	339	361
Total liabilities	$44,245	$42,156	$39,003	$36,892	$35,672

Shareholders' equity:
Additional paid-in-capital	2,750	2,748	2,746	2,744	2,741
Retained earnings	1,001	880	507	425	136
Accumulated other comprehensive income ("AOCI")	734	939	1,001	626	1,197
Total shareholders' equity	$4,485	$4,567	$4,254	$3,795	$4,074
Total liabilities and shareholders' equity	$48,730	$46,723	$43,257	$40,687	$39,746

(b) Contractholder funds, Future policy benefits, and Accounts payable and accrued liabilities included ($5), ($7), and $33 adjustments as of the opening balance sheet at June 1, 2020, respectively, during the quarter ending December 31, 2020; Additionally, Future policy benefits and Accounts payable and accrued liabilities included ($228) and $6 adjustments as of the opening balance sheet at June 1, 2020, respectively, during the quarter ending June 30, 2021

Reconciliation of Total Shareholders' Equity to Total Shareholders' Equity Excluding AOCI

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Total shareholders' equity	$4,485	$4,567	$4,254	$3,795	$4,074
AOCI	734	939	1,001	626	1,197
Total shareholders' equity excluding AOCI (c)	$3,751	$3,628	$3,253	$3,169	$2,877
(c) Refer to "Non-GAAP Financial Measures Definitions"

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)
Condensed Consolidated Statements of Operations

	Three months ended					Year ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021
Revenues:
Life insurance premiums and other fees (a)	$838	$431	$62	$64	$58	$1,395
Interest and investment income	511	481	487	373	327	1,852
Recognized gains and losses, net	345	15	253	102	282	715
Total revenues	1,694	927	802	539	667	3,962
Benefits and expenses:
Benefits and other changes in policy reserves	1,404	185	575	(26)	460	2,138
Personnel costs	36	32	32	29	33	129
Other operating expenses	29	22	26	28	30	105
Depreciation and amortization	65	210	65	144	64	484
Interest expense	8	6	7	8	8	29
Total benefits and expenses	1,542	455	705	183	595	2,885

Pre-tax earnings	152	472	97	356	72	1,077
Income tax expense	(31)	(96)	(21)	(72)	67	(220)
Net earnings	121	376	76	284	139	857
(Loss) earnings from discontinued operations, net of tax	—	(3)	6	5	(2)	8
Net earnings attributable to common shareholders	$121	$373	$82	$289	$137	$865
(a) Included within "Escrow, title-related and other fees" in FNF 10-K/ 10-Q

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

Reconciliation from Net Earnings (Loss) to Adjusted Net Earnings (a)

	Three months ended					Year ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021
Net earnings	$121	$376	$76	$284	$139	$857
Non-GAAP adjustments (a):
Recognized (gains), net	(76)	(98)	(63)	(82)	(76)	(319)
Indexed product related derivatives	32	26	75	(185)	54	(52)
Purchase price amortization	6	7	6	7	7	26
Transaction costs	—	1	2	2	4	5
Other non-recurring items (b)	—	(284)	—	—	—	(284)
Income taxes on non-GAAP adjustments	7	73	(4)	52	—	128
Adjusted net earnings attributable to common shareholders (a)	$90	$101	$92	$78	$128	$361

Notable Items
Each quarterly reporting period, we identify notable items that help explain the trends in our Net earnings (loss) attributable to common shareholders and Adjusted net earnings (loss) attributable to common shareholders as we believe these items provide further clarity to the financial performance of the business.

	Three months ended					Year ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021
Adjusted net earnings attributable to common shareholders (a)	$90	$101	$92	$78	$128	$361
Notable items [(unfavorable)/favorable]
Single premium immediate annuities ("SPIA") mortality & other reserve adjustments (c)	(7)	7	3	7	—	10
Assumption review and unlocking (d)	—	—	8	—	—	8
Other notable items (e)	10	20	11	5	68	46
(a) Refer to "Non-GAAP Financial Measures Definitions"
(b) Reflects adjustments to benefits and other changes in policy reserves and depreciation and amortization resulting from the implementation of a new actuarial valuation system.
(c) The release of annuity reserves associated with mortality of annuitants, which varies due to timing, volume and severity of experience, and other reserve adjustments.
(d) Reflects unlocking from updating our DAC, VOBA, DSI and cost of reinsurance amortization models for actual experience and equity market fluctuations.
(e) Costs incurred during research and exploration of potential merger or acquisition of a business or a group of insurance policies via asset acquisition or (inforce) reinsurance agreement, income from bond prepayment and CLO redemptions, changes in tax valuation and other net activity.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

Adjusted Net Earnings Statement (a)

	Three months ended					Year ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021
Revenues:
Life insurance premiums and other fees (b) (i)	$840	$430	$62	$64	$61	$1,396
Interest and investment income (c)	431	381	377	333	315	1,522
Recognized gains and losses, net (d)	—	—	—	—	—	—
Total revenues	1,271	811	439	397	376	2,918
Benefits and expenses:
Benefits and other changes in policy reserves (e) (i)	1,023	577	214	188	202	2,002
Personnel costs	36	32	32	29	33	129
Other operating expenses (f)	29	22	24	26	25	101
Depreciation and amortization (g)	61	49	46	48	46	204
Interest expense	9	6	7	8	8	30
Total benefits and expenses	1,158	686	323	299	314	2,466

Pre-tax earnings	113	125	116	98	62	452
Income tax expense	(23)	(24)	(24)	(20)	66	(91)
Adjusted net earnings attributable to common shareholders (a)	$90	$101	$92	$78	$128	$361
Notable items included in adjusted net earnings attributable to common shareholders (h)	$3	$27	$22	$12	$68	$64

(a) Refer to "Non-GAAP Financial Measures Definitions."
(b) Life insurance premiums and other fees are included within "Escrow, title-related and other fees" in FNF 10-K/ 10-Q, and have been adjusted here to remove the effect of cost of reinsurance.
(c) Interest and investment income has been adjusted to remove the market volatility on the alternative investment portfolio that differ from management's expectation of returns over the life of these assets.
(d) Recognized gains and losses (net) have been adjusted to remove the effect of recognized (gains) losses including changes in allowance for expected credit losses and OTTI; changes in fair values of indexed product related derivatives and embedded derivatives, net of hedging costs; and the change in fair value of the reinsurance related embedded derivative.
(e) Benefits and other changes in policy reserves has been adjusted to remove the effects of the changes in fair values of indexed product embedded derivatives, changes in allowance for expected credit losses on reinsurance recoverables, the fair value impacts of assumed reinsurance, those resulting from the implementation of a new actuarial system at September 30, 2021, and changes in the SOP 03-1 reserve resulting from the adjustments above, as applicable.
(f) Other operating expenses have been adjusted to remove the effects of transaction costs.
(g) Depreciation and amortization has been adjusted to remove the impact on DAC, VOBA, and DSI of the adjustments above, as applicable, purchase price amortization and those resulting from the implementation of a new actuarial valuation system at September 30, 2021.
(h) Refer to page 7 "Notable Items" for further detail of notable items.
(i) Includes premiums from agreements related to our new PRT business beginning in the three months ended September 30, 2021.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)
Financial Strength Ratings

	A.M. Best	S&P	Fitch	Moody's
Holding Company Ratings
F&G Annuities & Life, Inc.
Issuer Credit / Default Rating	Not Rated	BBB-	BBB	Ba2
Outlook		Stable	Stable	Positive
CF Bermuda Holdings Limited
Issuer Credit / Default Rating	Not Rated	BBB-	BBB	Ba1
Outlook		Stable	Stable	Positive
Fidelity & Guaranty Life Holdings, Inc.
Issuer Credit / Default Rating	bbb-	BBB-	BBB	Not Rated
Outlook	Stable	Stable	Stable
Senior Unsecured Notes	bbb-	BBB	BBB	Baa2
Outlook	Stable			Stable

Operating Subsidiary Ratings
Fidelity & Guaranty Life Insurance Company
Financial Strength Rating	A-	A-	A-	Baa1
Outlook	Stable	Stable	Stable	Positive
Fidelity & Guaranty Life Insurance Company of New York
Financial Strength Rating	A-	A-	A-	Not Rated
Outlook	Stable	Stable	Stable
F&G Life Re Ltd
Financial Strength Rating	Not Rated	A-	A-	Baa1
Outlook		Stable	Stable	Positive
F&G Cayman Re Ltd
Financial Strength Rating	Not Rated	Not Rated	A-	Not Rated
Outlook			Stable

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

Total Product Net Investment Spread
	Three months ended					Year ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021
Net investment income	$511	$481	$487	$373	$327	$1,852
AAUM (a)	35,699	32,692	30,423	29,016	27,864	31,938
Yield on AAUM (a)	5.73%	5.89%	6.40%	5.15%	4.69%	5.80%
Alternative investment yield adjustment (a)	(0.90)%	(1.23)%	(1.43)%	(0.56)%	(0.17)%	(1.04)%
Adjusted Yield on AAUM (a)	4.83%	4.66%	4.97%	4.59%	4.52%	4.76%

Interest credits	$77	$63	$73	$74	$67	$287
Option & futures costs	80	75	70	65	63	290
Total interest credited and option costs	$157	$138	$143	$139	$130	$577
Average account value	32,340	30,469	28,273	27,252	26,450	29,632
Interest credited & option cost	1.94%	1.81%	2.02%	2.04%	1.97%	1.95%
Net investment spread (a)	2.89%	2.85%	2.95%	2.55%	2.55%	2.81%
(a) Refer to "Non-GAAP Financial Measures Definitions."

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

FIA Net Investment Spread
	Three months ended					Year ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021
Net investment income (a)	$367	$368	$377	$276	$235	$1,388
AAUM (a)	22,824	22,146	20,896	20,217	19,097	21,487
Yield on AAUM (a)	6.43%	6.65%	7.22%	5.46%	4.92%	6.46%
Alternative investment yield adjustment (a)	(1.19)%	(1.81)%	(2.20)%	(0.81)%	(0.25)%	(1.51)%
Adjusted Yield on AAUM (a)	5.24%	4.84%	5.02%	4.65%	4.67%	4.95%

Interest credits	$9	$2	$13	$15	$13	$39
Option & futures costs	80	75	70	65	63	290
Total interest credited and option costs	$89	$77	$83	$80	$76	$329
Average account value	21,513	20,680	19,842	19,028	18,442	20,271
Interest credited & option cost	1.65%	1.49%	1.67%	1.67%	1.65%	1.62%
Net investment spread (a)	3.59%	3.35%	3.35%	2.98%	3.02%	3.33%

(a) Refer to "Non-GAAP Financial Measures Definitions."

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

Assets Under Management Rollforward and Average Assets Under Management

	Three months ended					Year ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021
AUM at beginning of period (a)	$34,665	$31,760	$29,700	$28,553	$27,366	$28,553
Net new business asset flows	2,050	2,747	2,327	1,269	1,187	8,393
Net reinsurance and other transactions	(221)	158	(267)	(122)	—	(452)
AUM at end of period (a)	$36,494	$34,665	$31,760	$29,700	$28,553	$36,494
AAUM (a)	$35,699	$32,692	$30,423	$29,016	$27,864	$31,938

Annuity Account Balance Rollforward (b)

	Three months ended					Year ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021
Account balances at beginning of period:	$25,662	$24,774	$23,803	$22,992	$22,106	$22,992
Net deposits	1,321	1,311	1,390	1,265	1,305	5,287
Surrenders, withdrawals, deaths, etc.	(517)	(625)	(628)	(585)	(533)	(2,355)
Net flows	804	686	762	680	772	2,932

Premium and interest bonuses	23	20	21	18	20	82
Fixed interest credited and index credits	226	217	225	148	131	816
Guaranteed product rider fees	(42)	(35)	(37)	(35)	(37)	(149)
Account balance at end of period	$26,673	$25,662	$24,774	$23,803	$22,992	$26,673
(a) Refer to "Non-GAAP Financial Measures Definitions."
(b) The rollforward reflects the vested account balance of our fixed index annuities and fixed rate annuities, net of reinsurance.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

Annuity Liability Characteristics

	Fixed Annuities Account Value	Fixed Index Annuities Account Value
	December 31, 2021
SURRENDER CHARGE PERCENTAGES:
No surrender charge	$338	$2,532
0.0% < 2.0%	12	110
2.0% < 4.0%	40	785
4.0% < 6.0%	658	1,821
6.0% < 8.0%	1,736	3,515
8.0% < 10.0%	1,892	7,777
10.0% or greater	—	5,457
	$4,676	$21,997

	Fixed Annuities Account Value	Fixed Index Annuities Account Value
	December 31, 2021
CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL:
No differential	$489	$1,389
0.0% - 1.0%	696	1,186
1.0% - 2.0%	1,693	6
2.0% - 3.0%	1,798	—
Allocated to index strategies	—	19,416
	$4,676	$21,997

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

Summary of Invested Assets by Asset Class

	December 31, 2021			December 31, 2020
	Amortized Cost	Fair Value	Percent	Amortized Cost	Fair Value	Percent
Fixed maturity securities, available for sale:
United States Government full faith and credit	$50	$50	—%	$45	$45	—%
United States Government sponsored entities	74	74	—%	105	106	—%
United States municipalities, states and territories	1,386	1,441	4%	1,243	1,309	4%
Foreign Governments	197	205	1%	128	140	—%
Corporate securities:
Finance, insurance and real estate	4,881	5,109	13%	4,267	4,572	15%
Manufacturing, construction and mining	880	932	2%	839	936	3%
Utilities, energy and related sectors	2,881	2,987	8%	2,532	2,762	9%
Wholesale/retail trade	2,503	2,627	7%	1,900	2,106	7%
Services, media and other	3,227	3,349	8%	2,568	2,793	9%
Hybrid securities	812	881	2%	888	963	3%
Non-agency residential mortgage-backed securities	648	648	2%	677	694	2%
Commercial mortgage-backed securities	2,669	2,964	7%	2,468	2,806	9%
Asset-backed securities	4,514	4,550	12%	1,920	1,999	6%
CLO securities	4,002	4,145	11%	4,021	4,268	14%
Total fixed maturity securities, available for sale	$28,724	$29,962	77%	$23,601	$25,499	81%
Equity securities	1,135	1,171	3%	959	1,047	3%
Alternative investments:
Private equity	1,181	1,181	3%	614	614	2%
Real assets	339	340	1%	280	288	1%
Credit	829	829	2%	254	254	1%
Commercial mortgage loans	2,168	2,265	6%	903	926	3%
Residential mortgage loans	1,581	1,549	4%	1,128	1,123	4%
Other (primarily derivatives and company owned life insurance)	971	1,305	3%	815	997	4%
Short term investments	373	373	1%	456	456	1%
Total (a)	$37,301	$38,975	100%	$29,010	$31,204	100%
(a) Asset duration of 6.4 years and 6.8 years vs. liability duration of 7.1 years and 6.7 years for the periods ending December 31, 2021 and December 31, 2020, respectively.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)
Credit Quality of Fixed Maturity Securities

	December 31, 2021
NAIC Designation	Fair Value	Percent
1	$15,848	54%
2	11,441	38%
3	1,850	6%
4	669	2%
5	93	—%
6	61	—%
	$29,962	100%

	December 31, 2021
Rating Agency Rating	Fair Value	Percent
AAA	$660	2%
AA	2,181	7%
A	7,667	26%
BBB	10,462	35%
Not rated	6,642	22%
Total investment grade	27,612	92%
BB	1,372	5%
B and below	432	1%
Not rated	546	2%
Total below investment grade	2,350	8%
	$29,962	100%

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)
Summary of Residential Mortgage Backed Securities by Collateral Type and NAIC Designation

	December 31, 2021
Total by collateral type	Amortized Cost	Fair Value
Government Agency	$75	$75
Prime	518	517
Subprime	55	55
Alt-A	74	75
	$722	$722

	December 31, 2021
Total by NAIC designation	Amortized Cost	Fair Value
1	$707	$707
2	5	5
3	5	5
4	1	1
5	4	4
	$722	$722

Top 5 Reinsurers

		December 31, 2021
		Financial Strength Rating
Parent Company/Principal Reinsurers	Reinsurance Recoverable (a)	AM Best	S&P	Fitch	Moody's
Wilton Re	$1,269	A+	not rated	A+	not rated
Aspida Life Re Ltd	873	A-	not rated	BBB	not rated
Somerset Reinsurance Ltd	780	A-	BBB+	not rated	not rated
London Life Reinsurance Co.	102	A+	not rated	not rated	not rated
Security Life of Denver	102	not rated	A-	A-	Baa1
(a) Reinsurance recoverables do not include unearned ceded premiums that would be recovered in the event of early termination of certain traditional life policies.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)
Non-GAAP Financial Measures Definitions
The following represents the definitions of non-GAAP measures used by F&G, as an operating segment of FNF:

Adjusted Net Earnings Attributable to Common Shareholders (Adjusted Net Earnings)

Adjusted net earnings attributable to common shareholders ("adjusted net earnings") is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) from continuing operations attributable to common shareholders to eliminate:
(i) Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment ("OTTI") losses, recognized in operations; the impact of market volatility on the alternative asset portfolio that differ from management's expectation of returns over the life of these assets; and the effect of changes in fair value of the reinsurance related embedded derivative;
(ii) Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost;
(iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset ("VODA")) recognized as a result of acquisition activities;
(iv) Transaction costs: the impacts related to acquisition, integration and merger related items; and
(v) Other "non-recurring", "infrequent" or "unusual items": Management excludes certain items determined to be “non-recurring”, “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years.

Adjustments to adjusted net earnings are net of the corresponding impact on amortization of intangibles, as appropriate. The income tax impact related to these adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Total Shareholders’ Equity Excluding AOCI

Total Shareholders’ Equity Excluding AOCI is based on Total Shareholders' Equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on Total Shareholders' equity.

Assets Under Management (AUM)

AUM is calculated as the sum of:
(i) total invested assets at amortized cost, excluding derivatives;
(ii) related party loans and investments;
(iii) accrued investment income;
(iv) the net payable/receivable for the purchase/sale of investments, and
(v) cash and cash equivalents excluding derivative collateral at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.
Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2021
(All periods are unaudited)

Non-GAAP Financial Measures Definitions (continued)

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.
Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Yield on AAUM

Yield on AAUM is calculated by dividing annualized net investment income by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.

Alternative Investment Yield Adjustment

Alternative investment yield adjustment is the current period yield impact of market volatility on the alternative investment portfolio that differ from management's expectation of returns over the life of these assets. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.

Adjusted Yield on AAUM

Adjusted Yield on AAUM is calculated by dividing annualized net investment income by AAUM, plus or minus the alternative investment yield adjustment. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.

Net Investment Spread

Net investment spread is the excess of net investment income, adjusted for market volatility on the alternative asset investment portfolio, earned over the sum of interest credited to policyholders and the cost of hedging our risk on indexed product policies. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the performance of the Company’s invested assets against the level of investment return provided to policyholders, inclusive of hedging costs.

Adjusted Return on Assets

Adjusted Return on Assets is calculated by dividing annualized adjusted net earnings by year-to-date AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM.

Sales

Annuity, IUL and funding agreement sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e. contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.